UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2015

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders, or the Annual Meeting, was held on June 8, 2015. Proxies for the Annual Meeting were solicited by the Board of Directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board of Directors’ solicitation. There were 70,617,432 shares of common stock entitled to vote at the Annual Meeting. A total of 58,562,147 shares were represented at the Annual Meeting in person or by proxy. The final votes on the proposals presented at the meeting were as follows:

Proposal No. 1

Steve R. Carchedi, Helen S. Kim and Dayton Misfeldt were elected as Class I directors to hold office until the 2018 Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Steve R. Carchedi	39,204,919	107,721	19,249,507
Helen S. Kim	39,188,328	124,312	19,249,507
Dayton Misfeldt	39,087,283	225,357	19,249,507

In addition to the directors elected above, James W. Young, Steve B. Ketchum and Homer L. Pearce will continue to serve as Class II directors until the 2016 Annual Meeting of Stockholders and until their successors are elected and have qualified, or until their earlier death, resignation or removal. Matthew K. Fust, David C. Stump and Daniel N. Swisher, Jr. will continue to serve as Class III directors until the 2017 Annual Meeting of Stockholders and until their successors are elected and have qualified, or until their earlier death, resignation or removal.

Proposal No. 2

The vote, on an advisory basis, of the compensation of our named executive officers as disclosed in the 2015 proxy statement, filed with the Securities and Exchange Commission on April 28, 2015, was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
32,907,344	6,226,298	178,998	19,249,507

Proposal No. 3

The selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015 was ratified by the following vote:

For	Against	Abstain
58,348,763	177,401	35,983

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: June 10, 2015

	By:	/s/ Eric H. Bjerkholt
Eric H. Bjerkholt
Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary